Exhibit 10.13

THIRD AMENDMENT

This is a Third Amendment to the License Agreement between THE GENERAL HOSPITAL CORPORATION, a not-for-profit corporation doing business as Massachusetts General Hospital, having a place of business at Fruit Street, Boston, Massachusetts 02114 (“GENERAL”) and Palomar Medical Technologies, Inc. a Delaware corporation having offices at 82 Cambridge Street, Burlington, MA 01803 (“PALOMAR”), dated August 18, 1995 (“LICENSE AGREEMENT”).

WHEREAS, Paragraph 5.1(b)(ii) of the LICENSE AGREEMENT provides that PALOMAR and GENERAL are to negotiate in good faith a commercially reasonable royalty to be paid by PALOMAR and GENERAL for PRODUCTS consisting of a laser (other than a ruby laser) sold for hair removal as well as other uses;

WHEREAS, PALOMAR has developed a non-ruby laser that is sold for both hair removal and leg vein treatment (“LIGHTSHEER DIODE LASER”) and the parties have agreed that ***% is the commercially reasonable royalty to be paid by PALOMAR to GENERAL on PALOMAR’S sales of the LIGHTSHEER DIODE LASER.

WHEREAS, PALOMAR and Coherent have entered into an Agreement and Plan of Reorganization dated December 7, 1998 pursuant to which, among other things, Coherent will purchase PALOMAR’S Star Medical Technologies, Inc. (“Star”) subsidiary and pay PALOMAR an ongoing royalty on sales of Coherent products that, absent a sublicense, would infringe PATENT RIGHTS licensed exclusively to PALOMAR by MGH under the LICENSE AGREEMENT; and

WHEREAS, PALOMAR intends to sublicense PATENT RIGHTS to other companies engaged in the manufacture and marketing of lasers in the LICENSE FIELD, and GENERAL agrees and acknowledges that it is in the best interests of PALOMAR and GENERAL for PALOMAR to do so and that PALOMAR will bear certain costs in doing so.

For good and valuable consideration GENERAL AND PALOMAR hereby agree to amend the LICENSE AGREEMENT as provided herein, effective November 17, 1997 (“AMENDMENT EFFECTIVE DATE”). From and after the AMENDMENT EFFECTIVE DATE, all references in the LICENSE AGREEMENT shall be deemed to be references to such LICENSE AGREEMENT as amended hereby. Notwithstanding the foregoing, nothing in this Amendment is intended to alter in any way the resolution reached between PALOMAR and GENERAL of the issues arising from the 1999 royalty audit of PALOMAR by GENERAL.

*** Omitted pursuant to request for confidential treatment by
Palomar Medical Technologies, Inc. and filed separately with the SEC.
(Schedule A)

1.        In Section 1.8, add the following new subsection:

(c)       The term “PRODUCT” shall not include any PRODUCT used by Palomar, its sales agents, representatives or distributors solely for demonstration and marketing purposes. In no event shall such demonstration/marketing units exceed 20% of the total number of any particular PRODUCT manufactured by PALOMAR. GENERAL shall receive the applicable royalty rate due on any monetary or other valuable consideration received by Palomar for said demonstration/marketing units, which shall not include the value of promotional and marketing activities employing such demonstration units, nor shall it include the value of technical or scientific collaborations between PALOMAR and the recipient of such demonstration units for which collaborations no monetary consideration is received by PALOMAR.

2.        In Section 5.1(b), delete each reference to SUBLICENSEES in subsection (i) and (ii) and add the following new subsections:

(v)               For each LIGHTSHEER DIODE LASER sold by PALOMAR or its AFFILIATES, *** percent (***%) of NET REVENUES, so long as the LIGHTSHEER DIODE LASER, its manufacture, use or sale is covered by a VALID CLAIM of any PATENT RIGHT licensed exclusively to PALOMAR in the country in question.

(vi)              For PRODUCT sold by a PALOMAR SUBLICENSEE, GENERAL shall receive *** percent (***%) of the sublicensing revenues (including up-front fees and milestone payments) received by PALOMAR from such SUBLICENSEE; provided, however, that in no case shall GENERAL receive less than *** percent (***%) of the NET REVENUES for PRODUCTS sold by SUBLICENSEES (so long as the PRODUCT, its manufacture, use or sale is covered by a VALID CLAIM of any PATENT RIGHT licensed exclusively to PALOMAR in the country in question). PALOMAR and GENERAL agree that for each PALOMAR SUBLICENSE that includes a non-monetary component, PALOMAR and GENERAL will agree to specific allocation of the non-monetary component by separate letter agreement.

(vii)             If the royalty rate (calculated as a percentage of PRODUCT NET REVENUE) paid by a SUBLICENSEE to PALOMAR is lower than the royalty rate paid by PALOMAR to GENERAL, then GENERAL agrees to consider a reduction in the royalty rate paid by PALOMAR to GENERAL in accordance with Paragraph 5.6.

*** Omitted pursuant to request for confidential treatment by
Palomar Medical Technologies, Inc. and filed separately with the SEC.
(Schedule A)

3.        In Section 7.2, delete the last two sentences, beginning with the words “During the period of any such proceedings” and ending with “will be promptly paid to GENERAL.”

4.        Delete the first sentence in paragraph 8.2(a) in its entirety and replace it with the following: “At such time as any product, process or service relating to, or developed pursuant to, this Agreement is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by PALOMAR or by a licensee, AFFILIATE or agent of PALOMAR, PALOMAR shall, at its sold cost and expense, procure and maintain commercial general liability insurance with limits of $1,000,000 each occurrence and $1,000,000 annual aggregate for bodily injury and property damage liability combined. In addition, Palomar shall, at its sole cost and expense, procure and maintain excess Umbrella Liability insurance with limits of at least $3,000,000 each occurrence and $3,000,000 annual aggregate for bodily injury and property damage liability combined.”

5.        Delete the words “PALOMAR shall provide GENERAL with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance” in the second sentence of paragraph 8.2(b) and replace them with the words “Should any of the above-described policies be cancelled before the expiration date thereof, the issuing company will endeavor to mail at least ten (10) days written notice to the certificate holder, but failure to mail such notice shall impose no obligation or liability of any kind upon Palomar, its agents or representatives.”

6.        Add the words “provided that PALOMAR or its successors remains in business during such time period” at the end of paragraph 8.(c).

7.        Terms not otherwise defined herein shall have the meaning given to them in the LICENSE AGREEMENT. Except as amended by the First and Second Amendments to the LICENSE AGREEMENTS, effective August 18, 1995 and February 17, 1997 respectively, and this THIRD AMENDMENT, the LICENSE AGREEMENT shall remain in effective in accordance with its terms.

Agreed to:

PALOMAR MEDICAL TECHNOLOGIES, INC.
By:	/s/ Joseph P. Caruso

Name:	Joseph P. Caruso
Title:	President
Date:	11/20/00

THE GENERAL HOSPITAL CORPORATION
By:	/s/ Nikki J. Zapol

Name:	Nikki J. Zapol
Title:
Date:	11/17/00

FOURTH AMENDMENT

This is a Fourth Amendment to the License Agreement between and The General Hospital Corporation, a not-for-profit corporation doing business as Massachusetts General Hospital having a principal place of business at Fruit Street, Boston, Massachusetts 02114 (“General”) and Palomar Medical Technologies, Inc., a Delaware corporation, having a principal place of business at 82 Cambridge Street, Burlington, Massachusetts 01803 (“Palomar”), dated August 18, 1995 (the “License Agreement”).

WHEREAS, Paragraph 5.1(b)(ii) of the License Agreement provides that Palomar and General are to negotiate in good faith a commercially reasonable royalty to be paid by Palomar to General for Products sold for hair removal as well as other uses;

WHEREAS, Palomar has developed the SLP1000 Diode Laser System and associated hand pieces (“SLP1000”) and the EsteLux Pulsed-Light System and associated hand pieces (“EsteLux”) for hair removal and other applications, and the Parties have agreed to commercially reasonable royalty rates to be paid by Palomar to General on Palomar’s sales of the SLP1000 and EsteLux systems and the associated hand pieces under Paragraph 5.1(b)(ii) of the License Agreement;

WHEREAS, GENERAL represents to the best of its knowledge and belief that it is the owner of all rights, title and interest in U.S. Patent No. 5,824,023 (defined below as “PHOTON RECYCLING PATENT RIGHTS”) and has the right and ability to grant the license hereinafter described;

WHEREAS, under research programs funded by PALOMAR through the Clinical Trial Agreement effective August 18, 1995, as amended July 1, 1998, August 1, 1999, and July 9, 2001 (“Clinical Trial Agreement”) and in accordance with the Joint Patent Agreement effective January 1, 2000 (“Joint Patent Agreement”), GENERAL and PALOMAR, through research conducted by their employees and consultants, have developed joint inventions (defined below as ADDITIONAL PATENT RIGHTS);

WHEREAS, as a center for research and education, GENERAL is interested in licensing ADDITIONAL PATENT RIGHTS and PHOTON RECYCLING PATENT RIGHTS and thus benefiting the public and GENERAL by facilitating the dissemination of the results of its research in the form of useful products, but is without capacity to commercially develop, manufacture, and distribute any such product; and

WHEREAS, PALOMAR having such capacity, desires to commercially develop, manufacture, use and distribute such products throughout the world;

For good and valuable consideration General and Palomar hereby agree to amend the License Agreement as provided herein, effective June 1, 2000 (“Amendment Effective Date”). From and after the Amendment Effective Date, all references in the License Agreement shall be deemed to be references to such License Agreement as amended hereby.

Paragraph 1. DEFINITIONS:

Add the following new material to the bottom of Paragraph 1.7:

The term “ADDITIONAL PATENT RIGHTS” shall mean GENERAL’s rights in *** and any other divisional or continuation patent applications naming one or more GENERAL employees as inventors to the extent the aforementioned are jointly owned with PALOMAR. ADDITIONAL PATENT RIGHTS shall also include those claims in any continuation-in-part of the aforementioned patent applications which claim an invention described or claimed in the above listed original filings to the extent the aforementioned are jointly owned with PALOMAR. ADDITIONAL PATENT RIGHTS shall also include future Joint Inventions arising under the Joint Patent Agreement for which PALOMAR elects to obtain an exclusive license under Section 3 thereof.

The term “PHOTON RECYCLING PATENT RIGHTS” shall mean GENERAL’s rights in U.S. Patent No. 5,824,023, filed April 16, 1996 and entitled “Radiation-Delivery Device”, including any division, continuation or any foreign patent application or Letters Patent or the equivalent thereof issuing thereon or reissue, reexamination or extension thereof. PHOTON RECYCLING PATENT RIGHTS shall also include those claims in any continuation-in-part which claims an invention described or claimed in U.S. Patent No. 5,824,023.

In Paragraph 1.8(a), 1.9(a), and 1.11, add “or ADDITIONAL PATENT RIGHT or PHOTON RECYCLING PATENT RIGHT” after each instance of “PATENT RIGHT”.

Paragraph 2. LICENSE:

In Paragraphs 2.1(a), 2.1(b)(i) and 2.1(b)(ii), add “and ADDITIONAL PATENT RIGHTS” after each instance of “PATENT RIGHT” and add new subparagraph 2.1(b)(iii):

*** Omitted pursuant to request for confidential treatment by
Palomar Medical Technologies, Inc. and filed separately with the SEC.
(Schedule C)

(iii) PHOTON RECYCLING PATENT RIGHTS non-exclusively licensed to PALOMAR to the extent such a sublicense is required for a customer to use a PRODUCT or to practice a SERVICE or is required by a PALOMAR SUBLICENSEE of PATENT RIGHTS or ADDITIONAL PATENT RIGHTS under Paragraphs 2.1(a) or 2.1(c) to make, have made, use and sell PRODUCTS and perform SERVICES.

In Paragraph 2.1, add the following new subparagraphs:

c)        an exclusive, worldwide, royalty-bearing license in all fields under GENERAL’s rights in ADDITIONAL PATENT RIGHTS to make, have made, use and sell PRODUCTS and to perform SERVICES; and

d)        a non-exclusive, worldwide, perpetual, irrevocable, fully paid up license in all fields under GENERAL’s rights in PHOTON RECYCLING PATENT RIGHTS to make, have made, use and sell PRODUCTS and to perform SERVICES.

In the last paragraph of Paragraph 2.1 and in Paragraph 2.2 add “or ADDITIONAL PATENT RIGHTS or PHOTON RECYCLING PATENT RIGHTS” after “PATENT RIGHT”, and in Paragraph 2.5, add “and ADDITIONAL PATENT RIGHTS and PHOTON RECYCLING PATENT RIGHTS” after “PATENT RIGHT”.

Paragraph 3. DUE DILIGENCE OBLIGATIONS:

In Paragraph 3.1, at the end of the first sentence delete “in the LICENSE FIELD” and replace subparagraph (c) with the following new subparagraph (c):

(c)       Filing with the U.S. Food and Drug Administration for a 510(k) *** on any PRODUCT within *** of receipt of clinical data from GENERAL or other research facility sufficient for such filing, it being understood that GENERAL is providing such data to PALOMAR pursuant to the Clinical Trial Agreement. In the event that GENERAL fails to provide such data, GENERAL and PALOMAR shall confer to establish a reasonable procedure and schedule to secure clearance for such PRODUCT, and in the event that GENERAL and PALOMAR cannot agree on such procedure and schedule they shall resolve this issue in accordance with the dispute resolution provisions of Paragraph 10.9.

In Paragraph 3.1, replace subparagraph (d) with the following new subparagraph (d):

(d)       Commencing commercialization of the PRODUCTS or SERVICES within the United States within *** after FDA clearance is received ***.

In Paragraph 3, add the following new Paragraph 3.3:

*** Omitted pursuant to request for confidential treatment by
Palomar Medical Technologies, Inc. and filed separately with the SEC.
(Schedule B)

3.3      If, during the period that PALOMAR has an exclusive license in all fields under ADDITIONAL PATENT RIGHTS, a third party requests a sublicense to the ADDITIONAL PATENT *** PALOMAR shall share any sublicensing royalties with GENERAL in accordance with Paragraphs 5.1(b)(vi) and 5.1(b)(viii).

The exclusive licenses granted to PALOMAR in Paragraph 2.1(c) under each patent or patent application in ADDITIONAL PATENT RIGHTS shall be for all fields of use for a period equal to *** (“Exclusive Period”). On the termination of the Exclusive Period, said license shall automatically terminate in all fields of use excluding the LICENSED FIELD and any other fields covered under separate license agreements. PALOMAR may retain an exclusive license in a field *** the parties shall negotiate a license agreement in said field of use having appropriate due diligence provisions, milestone payments and PRODUCT royalties. If the parties are unable to agree on license terms, either party may demand in writing submitted to the other party that the dispute be submitted to binding arbitration as provided in the second paragraph of Paragraph 10.9 of the License Agreement. For the avoidance of doubt, the parties agree that PALOMAR’s license under ADDITIONAL PATENT RIGHTS in the LICENSED FIELD shall remain exclusive unless terminated in accordance with the License Agreement. In the event that PALOMAR does not elect to continue its exclusive license in a field, GENERAL shall be free to license its undivided interest in said patent or patent applications in such non-exclusive field to any third party in all territories without further approvals from or accounting to PALOMAR, in which case, PALOMAR’s obligations to pay royalties to GENERAL under such patent or patent applications in such non-exclusive field shall terminate. For the avoidance of doubt, PALOMAR shall continue to be obligated to pay GENERAL royalties under such patent or patent applications in exclusive fields.

Paragraph 4. FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHT

In Paragraph 4.1, add “and PHOTON RECYCLING PATENT RIGHTS” after “PATENT RIGHTS” in the first sentence. After the first sentence add the following new sentence “PALOMAR shall only reimburse GENERAL for Costs incurred by GENERAL for the preparation, filing, prosecution and maintenance of all PHOTON RECYCLING PATENT RIGHTS as set forth in Paragraph 5.1(c).”

*** Omitted pursuant to request for confidential treatment by
Palomar Medical Technologies, Inc. and filed separately with the SEC.
(Schedule B)

In Paragraph 4, add the following new Paragraphs:

4.3 PALOMAR shall continue to be responsible for the preparation, filing, prosecution and maintenance of all patent applications and patents included in ADDITIONAL PATENT RIGHTS. PALOMAR shall continue to be responsible for all costs incurred for the preparation, filing, prosecution and maintenance of all ADDITIONAL PATENT RIGHTS.

4.4 With respect to any ADDITIONAL PATENT RIGHTS, each document or a draft thereof pertaining to the filing, prosecution, or maintenance of such ADDITIONAL PATENT RIGHTS, including but not limited to each patent application, office action, response to office action and request for reissue or reexamination of any patent issuing from such application shall be provided to GENERAL as follows. Documents received from any patent office or counsel’s analysis thereof shall be provided promptly after receipt. For a document to be filed in any patent office, a draft of such document shall be provided sufficiently prior to its filing, to allow for review and comment by GENERAL. If as a result of the review of any such document, PALOMAR shall elect not to pay or continue to pay the Costs for such ADDITIONAL PATENT RIGHTS, PALOMAR shall so notify GENERAL within thirty (30) days of PALOMAR’s receipt of such document and PALOMAR shall thereafter be relieved of the obligation to pay any additional Costs regarding such ADDITIONAL PATENT RIGHTS incurred after the receipt of such notice by GENERAL. Such U.S. or foreign patent application or patent shall thereupon cease to be a ADDITIONAL PATENT RIGHT hereunder and GENERAL shall be free to license its rights to that particular U.S. or foreign patent application or patent to any other party on any terms. GENERAL shall also have the right to provide comments and recommendations on any action proposed to be taken by PALOMAR and PALOMAR agrees to take into account GENERAL’s recommendations. Where a course of action is followed on a ADDITIONAL PATENT RIGHT which is both contrary to PALOMAR’s recommendations and which increases costs over such recommendation, PALOMAR shall only be responsible for costs which would have been incurred had its recommendation been followed.

Paragraph 5. ROYALTIES; LICENSE FEES

In Paragraph 5.1(b), add the following new subparagraphs:

(viii)   For PRODUCT sold by a PALOMAR SUBLICENSEE covered by a VALID CLAIM of any ADDITIONAL PATENT RIGHTS but not covered by a VALID CLAIM of any PATENT RIGHTS, GENERAL shall receive *** percent (***%) of the sublicensing revenues (including up-front fees and milestone payments) received by PALOMAR from such SUBLICENSEE; provided however, that in no case shall GENERAL receive less than *** percent (***%) of the NET REVENUES for PRODUCTs sold by SUBLICENSEEs (so long as the PRODUCT, its manufacture, use or sale is covered by a VALID CLAIM of any ADDITIONAL PATENT RIGHTS in the country in question). PALOMAR and GENERAL agree that for each PALOMAR SUBLICENSEE that includes a non-monetary component, PALOMAR and GENERAL will agree to the specific allocation of the non-monetary component by separate letter agreement.

*** Omitted pursuant to request for confidential treatment by
Palomar Medical Technologies, Inc. and filed separately with the SEC.
(Schedule A)

(ix)      For each SLP1000 system sold by PALOMAR or its AFFILIATES, including any hand piece(s) sold therewith, *** percent (***%) of NET REVENUES, so long as the SLP1000 system and hand pieces, their manufacture use or sale is covered by a VALID CLAIM of any PATENT RIGHT or ADDITIONAL PATENT RIGHT licensed exclusively to PALOMAR in the country in question.

(x)       For each EsteLux base system and LuxY handpiece sold by PALOMAR or its AFFILIATES, *** percent (***%) of NET REVENUES, and for each LuxR and LuxRs handpiece sold by PALOMAR or its AFFILIATES, *** percent (***%) of NET REVENUES, *** in all cases so long as the EsteLux system and LuxY, LuxR and LuxRs hand pieces, their manufacture use or sale is covered by a VALID CLAIM of any PATENT RIGHT or ADDITIONAL PATENT RIGHT licensed exclusively to Palomar in the country in question. ***

(xi)      For each PRODUCT sold by or SERVICE performed by PALOMAR or its AFFILIATES that is not subject to previous provisions of this Paragraph 5.1(b) and is not covered by a VALID CLAIM of any PATENT RIGHT, the parties agree to negotiate in good faith a commercially reasonable royalty rate to be paid to GENERAL by PALOMAR, so long as the PRODUCT or SERVICE, its manufacture, use or sale is covered by a VALID CLAIM of any ADDITIONAL PATENT RIGHT licensed to PALOMAR in the country in question. General agrees that the following shall be considerations in setting such royalty rate: (1) the royalty rates known to be payable to licensors for products or processes of a similar nature, which are on the market or under development by competing entities; and (2) the fact that Palomar is a co-inventor. General further agrees that, for ADDITIONAL PATENT RIGHTS, if the parties can mutually agree on a royalty that an unaffiliated third party commercial entity might pay, in an arms-length transaction, for a product covered by such ADDITIONAL PATENT RIGHTS (a “third party commercial royalty rate”), PALOMAR’s royalty rate shall not exceed fifty percent (50%) of such third party commercial royalty rate.

In Paragraph 5, add the following new subparagraph 5.1(c):

*** Omitted pursuant to request for confidential treatment by
Palomar Medical Technologies, Inc. and filed separately with the SEC.
(Schedule A)

5.1      (c) Upon execution of this Fourth Amendment, PALOMAR shall pay GENERAL *** for the fully paid up non-exclusive license to the PHOTON RECYCLING PATENT RIGHTS provided in Paragraph 2.1(d) and *** as reimbursement for Costs incurred by GENERAL for the preparation, filing, prosecution and maintenance of all PHOTON RECYCLING PATENT RIGHTS.

Paragraph 7. INFRINGEMENT:

In Paragraph 7.1, add “and ADDITIONAL PATENT RIGHTS” after “PATENT RIGHT” and throughout the remainder of Paragraph 7 add “or ADDITIONAL PATENT RIGHTS” after each instance of “PATENT RIGHT”.

Paragraph 8. INDEMNIFICATION:

In Paragraph 8.3, add the following sentences after the second sentence:

“GENERAL further warrants that it is the joint owner with PALOMAR of the ADDITIONAL PATENT RIGHTS, that except for PALOMAR’s rights as a joint inventor, no other party has any rights or interest in the ADDITIONAL PATENT RIGHTS. GENERAL also warrants that it is the sole owner of the PHOTON RECYCLING PATENT RIGHTS.”

Paragraph 9. TERMINATION and Paragraph 10. MISCELLANEOUS:

In Paragraphs 9.1, 9.2, 9.4(vii) and 10.2(a) add “and ADDITIONAL PATENT RIGHT” after each instance of “PATENT RIGHT”.

Terms not otherwise defined herein shall have the meaning given to them in the License Agreement. Except as amended by the First, Second and Third Amendment, effective August 18, 1995, February 17, 1997, November 17, 1997, respectively, and this Fourth Amendment, the License Agreement shall remain in effect in accordance with its terms.

Agreed to:

PALOMAR MEDICAL TECHNOLOGIES, INC.
By:	/s/ Joseph P. Caruso

Name:	Joseph P. Caruso
Title:	CEO
Date:	2/18/03

THE GENERAL HOSPITAL CORPORATION
By:	/s/ Frances Toneguzzo

Name:	Frances Toneguzzo Ph.D.
Title:	Director, Corporate Sponsored Research & Licensing
Date:	2/18/03

*** Omitted pursuant to request for confidential treatment by
Palomar Medical Technologies, Inc. and filed separately with the SEC.
(Schedule A)